Exhibit 99.1

Bonanza Creek and Extraction to Combine in Merger of Equals, Creating Civitas Resources - a New Colorado Energy Leader and the State’s First Net-Zero Oil & Gas Producer

DENVER – May 10, 2021 – Bonanza Creek Energy, Inc. (NYSE: BCEI) (“Bonanza Creek”) and Extraction Oil & Gas, Inc. (NASDAQ: XOG) (“Extraction”), today announced that they have entered into a definitive agreement to combine in an all-stock merger of equals. The combined company, to be named Civitas Resources, Inc. (“Civitas”), will be the largest pure-play energy producer in Colorado’s Denver-Julesburg (DJ) Basin, with an aggregate enterprise value of approximately $2.6 billion (based on the closing share prices of Bonanza Creek and Extraction on May 7, 2021).

TRANSACTION HIGHLIGHTS

•	The merger will create a leading energy producer in Colorado’s DJ Basin, a basin characterized by low operating costs, extensive infrastructure, ample takeaway, multiple producing horizons and responsible energy production.

•	The combined company will operate across approximately 425,000 net acres, with a production base of 117 thousand barrels of oil equivalent per day (117 Mboe/d, on a pro forma 1Q21 production basis).

•	The transaction is expected to be significantly accretive to free cash flow and other per-share metrics.

•	At closing, Civitas is projected to be one of most well-capitalized companies in the industry, with a leverage ratio below 0.3x pro forma 1Q21 Net Debt / 2021E EBITDA.

•	Civitas expects to achieve annual expense and capital savings of approximately $25 million.

•	Bonanza Creek’s recently announced annual dividend of $1.40 per share is expected to be increased by Civitas to $1.60 per share effective at closing, with such increase representing a distribution of approximately half of the transaction synergies to Civitas’ shareholder base.

•	Bonanza Creek President and Chief Executive Officer, Eric Greager, will serve as President and CEO of Civitas. Other senior leadership positions will be filled by current executives of Bonanza Creek and Extraction.

•	Extraction Chairman of the Board, Ben Dell, will serve as Chairman of Civitas, and each of Bonanza Creek and Extraction will nominate four directors to Civitas’ diverse, eight-member Board.

•	Civitas will take to the next level an E&P business model that has been actively embraced by both Bonanza Creek and Extraction, defined by operational discipline, a strong balance sheet, commitment to free cash flow generation, financial alignment with stakeholders, environmental and community leadership, and best-in-class governance.

•	At closing, Civitas will be Colorado’s first net-zero oil and gas producer (scope 1 and scope 2) through an intensive, continuing focus on reducing operational emissions and a multi-year investment in certified emissions offsets.

CEO COMMENTARY

“Successful E&P operators will be those who place a priority on disciplined capital deployment, deliver operational and cost excellence, maintain a relentless focus on shareholder value, and have governance standards that are aligned with the times,” said Eric Greager, President and Chief Executive Officer of Bonanza Creek. “Bonanza Creek and Extraction each bring a demonstrated commitment to these principles, as well as shared organizational and community values. Together, as Civitas, we will embody an E&P business model ideally suited to deliver for all of our stakeholders.”

“We believe the combination of Bonanza Creek and Extraction will create one of the most durable, profitable, and progressive producers in the DJ Basin, with premium assets at the front end of the cost curve,” said Tom Tyree, Chief Executive Officer of Extraction. “Collectively, we will create significant value for all stakeholders as we will become Colorado’s first net-zero oil and gas producer through the continuing reduction in operational emissions coupled with a multi-year investment in certified emissions offsets.”

TRANSACTION DETAILS

Under the terms of the definitive merger agreement, Extraction shareholders will receive a fixed exchange ratio of 1.1711 shares of Bonanza Creek common shares for each share of Extraction common stock owned on the closing date. Based on the exchange ratio and the closing price of Bonanza Creek’s common stock on May 7, 2021, Civitas would have an aggregate enterprise value of approximately $2.6 billion. Upon completion of the transaction, Bonanza Creek and Extraction shareholders will each own approximately 50.0% of Civitas, both on a fully diluted basis.

The transaction, which is expected to close in the third quarter of 2021, has been unanimously approved by the boards of directors of both companies. Funds managed by Kimmeridge Energy own approximately 38% percent of the outstanding shares of Extraction and have entered into a support agreement to vote in favor of the transaction. The closing of the merger is subject to customary closing conditions, including approvals by Bonanza Creek and Extraction shareholders.

STRATEGIC RATIONALE

•	Enhanced scale and geographic breadth – Civitas will be the largest pure-play energy producer in the DJ Basin with current production of 117 thousand barrels of oil equivalent per day (117 Mboe/d) and approximately 425,000 net acres. These operations are geographically diversified across rural, less regulatory-intensive areas, as well as more prospective suburban acreage.

•	Significant corporate synergies further reduce basin-leading cost structures – The combined company expects to generate approximately $25 million in annual corporate synergies, including general and administrative savings, LOE efficiencies, and reduced capital costs. The merger of equals structure allows shareholders of both Bonanza Creek and Extraction to benefit from the cost synergies and significant upside potential of the combined company.

•	Acceleration of cash returns to shareholders – Civitas represents the next level of an E&P business model that has been actively embraced by both Bonanza Creek and Extraction, and is defined by capital discipline, low cost structure, and a strong balance sheet to maximize free cash flow and accelerate the distribution of a material portion of this cash to shareholders. Disciplined reinvestment rates are expected to yield flat to low production growth in the coming years and generate sufficient free cash flow to support material dividends going forward. Bonanza Creek’s recently announced annual dividend of $1.40 per share is expected to be increased by Civitas to $1.60 per share effective at closing, with such increase representing a distribution of approximately half of the transaction synergies to Civitas’ shareholder base.

•	Strong balance sheet and liquidity – The all-stock transaction ensures Civitas will retain a strong balance sheet, with a leverage ratio below 0.3x pro forma 1Q21 Net Debt / 2021E EBITDA, at the time of closing, and Civitas will target leverage of approximately 0.5x over the longer term. Civitas will also have significant liquidity. As of April 1, 2021, Bonanza Creek and Extraction had combined cash on hand of $127 million and combined undrawn capacity under their credit facilities of $651 million. The resulting enhanced credit profile is expected to broaden the combined company’s access to the capital markets and reduce its overall cost of capital.

•	Advances consolidation strategy – Civitas represents a major step in Bonanza Creek’s and Extraction’s consolidation strategies, which have been pursued in conjunction with the companies’ continuing initiatives to reduce unit costs, expand margins, enhance returns, increase financial strength, and grow cash distributions to shareholders. Civitas will be positioned to be the preferred consolidation partner for additional transactions in the DJ Basin, helping to increase its trading liquidity and market relevance, and ultimately to elevate its presence among the top energy producers in the country.

•	Industry-leading commitment to ESG excellence and values – Civitas will expand on the ESG initiatives pursued by both Bonanza Creek and Extraction, including its commitment to become Colorado’s first net-zero oil and gas producer at closing, through continuing reduction in operational emissions coupled with a multi-year investment in certified emissions offsets. Civitas will pursue additional sustainability objectives including the adoption of an electric vehicle (EV) fleet; installation of EV charging stations in its communities; air monitoring and certification through leading organizations such as Project Canary and pursuit of the Responsibly Sourced Gas certification for its natural gas production; the development of community solar facilities; and the financing of a community fund to sponsor local project grants and scholarships. Upon close, Civitas will provide a progressive framework for achieving its ESG targets, which it believes will address the interests of its operating partners, employees, service providers, and the communities in which the combined company operates.

GOVERNANCE AND LEADERSHIP

Following the merger, the Civitas board of directors will consist of eight members, four directors from Bonanza Creek and four from Extraction. Extraction’s current Chairman, Ben Dell, will be Chairman of the Board, and Bonanza Creek’s current President and Chief Executive Officer will be President and CEO of Civitas. The combined company’s executive team will include demonstrated leaders from each of Bonanza Creek and Extraction, including: Matt Owens as EVP and COO, Marianella Foschi as EVP and CFO, Skip Marter as EVP and General Counsel, Sandi Garbiso as SVP and CAO, and Brian Cain as VP of External Affairs and ESG Policy. Civitas will be headquartered in Denver.

ADVISORS

J.P. Morgan Securities LLC is serving as financial advisor and Vinson & Elkins LLP is serving as legal advisor to Bonanza Creek. Petrie Partners Securities, LLC is serving as financial advisor and Kirkland & Ellis LLP is serving as legal advisor to Extraction.

CONFERENCE CALL WEBCAST AND ADDITIONAL MATERIALS

Bonanza Creek and Extraction will discuss the transaction on a conference call today at 7:00a.m. Mountain Time (9:00a.m. Eastern Time). Institutional investors and analysts are invited to participate in the call by dialing (844) 229-9561, or (574) 990-0802 for international calls, using conference ID: 6869513. Other interested parties, including individual investors, members of the media and employees of Bonanza Creek and Extraction, are encouraged to participate via webcast. The webcast, and an accompanying investor presentation, may be accessed from each of the company’s respective investor relations pages: https://ir.bonanzacrk.com/investor-overview and https://ir.extractionog.com. A replay of the call will be posted on the investor relations section of each company’s homepage.

Given this merger transaction and the residual fresh start accounting requirements associated with Extraction’s recent emergence from Chapter 11, Extraction will be delaying its earnings announcement to May 24, 2021.

ABOUT THE COMPANIES

Bonanza Creek is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County, Colorado, within the DJ Basin, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI”. For more information about the Company, please visit www.bonanzacrk.com.

Extraction is a Denver-based independent energy company differentiated by its financial, operational and governance model. The Company is focused on developing and producing crude oil, natural gas and NGLs in the Denver-Julesburg Basin of Colorado. Extraction’s common shares are listed for trading on NASDAQ under the symbol XOG. For more information, please visit www.extractionog.com/.

Investor Contacts:

Bonanza Creek
Scott Landreth

slandreth@bonanzacrk.com

Extraction
John Wren

ir@extractionog.com

Media Contact:

Brian Cain

info@extractionog.com

No Offer or Solicitation

Communications in this news release do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information for Shareholders

In connection with the proposed transaction, Bonanza Creek and Extraction intend to file materials with the Securities and Exchange Commission ("SEC"), including a Registration Statement on Form S-4 of Bonanza Creek (the "Registration Statement") that will include a joint proxy statement/prospectus of Bonanza Creek and Extraction. After the Registration Statement is declared effective by the SEC, Bonanza Creek and Extraction intend to mail a definitive proxy statement/prospectus to the shareholders of Bonanza Creek and the shareholders of Extraction. This news release is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Bonanza Creek or Extraction may file with the SEC and send to Bonanza Creek’s shareholders and/or Extraction's shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF BONANZA CREEK AND EXTRACTION ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY BONANZA CREEK AND EXTRACTION WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BONANZA CREEK, EXTRACTION, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Bonanza Creek and Extraction with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Extraction will be available free of charge from Extraction's website at www.extractionog.com under the "Investors" tab or by contacting Extraction's Investor Relations Department at ir@extractionog.com. Copies of documents filed with the SEC by Bonanza Creek will be available free of charge from Bonanza Creek's website at www.bonanzacrk.com under the "Investor Relations" tab or by contacting Bonanza Creek's Investor Relations Department at slandreth@bonanzacrk.com.

Participants in the Proxy Solicitation

Bonanza Creek, Extraction and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Extraction's shareholders and Bonanza Creek's shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of Bonanza Creek is included in its definitive proxy statement for its 2021 annual meeting filed with the SEC on April 24, 2021. Information regarding the executive officers and directors of Extraction is included in its Form 10-K/A filed with the SEC on April 30, 2021. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this news release concerning the proposed transaction, including any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Bonanza Creek's or Extractions future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are "forward-looking" statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words "anticipate," "believe," "ensure," "expect," "if," "intend," "estimate," "probable," "project," "forecasts," "predict," "outlook," "aim," "will," "could," "should," "would," "potential," "may," "might," "anticipate," "likely" "plan," "positioned," "strategy," and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Extraction and Bonanza Creek's plans and expectations with respect to the proposed transaction and the anticipated impact of the proposed transaction on the combined company's results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Bonanza Creek and Extraction may not approve the merger agreement; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Bonanza Creek and Extraction; the effects of the business combination of Bonanza Creek and Extraction, including the combined company's future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the proposed transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Bonanza Creek's Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Bonanza Creek's website at www.bonanzacrk.com under the "Investor Relations" tab, and in other documents Bonanza Creek files with the SEC; and in Extraction's Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Extraction's website at www.extractionog.com under the "Investors" tab, and in other documents Extraction files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Bonanza Creek nor Extraction assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

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